As filed with the Securities and Exchange Commission on January 15, 1998.
                                                      Registration No. 333-44221




                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.   20549
                                       __________

                            Post-Effective Amendment No. 1 to
                                        FORM S-8

                                  REGISTRATION STATEMENT
                                          under
                               THE SECURITIES ACT OF 1933
                                       __________

                               TRICO MARINE SERVICES, INC.
                 (Exact name of registrant as specified in its charter)

         Delaware                                               72-1252405
     (State or other jurisdiction                              (I.R.S. Employer
     of incorporation or organization)                       Identification No.)


                                250 North American Court
                                 Houma, Louisiana 70364
                            (Address, including zip code, of
                       registrant's principal executive offices)

                    Amended and Restated Trico Marine Services, Inc.
                            1996 Incentive Compensation Plan
                                (Full title of the plan)
                                       __________

                                    Victor M. Perez
                 Vice President, Chief Financial Officer and Treasurer
                              Trico Marine Services, Inc.
                           2401 Fountainview Drive, Suite 920
                                 Houston, Texas  77057
                                     (713) 780-9926
               (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)


                                        Copy to:
                                   William B. Masters
             Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                                 201 St. Charles Avenue
                           New Orleans, Louisiana 70170-5100








                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Item 3.Incorporation of Documents by Reference.

               The following documents, which have been filed by Trico Marine Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act");

               (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

               (c)  The   Company's  Current  Reports  on  Form  8-K  dated
          February 15, 1997, August 1, 1997, November 14, 1997, and December 2, 1997 (as amended by the Company's Form 8-K/A dated December 2, 1997);

               (d) All other reports filed by the Company with the Commission pursuant to Section 13 of the 1934 Act since December 31, 1996; and

               (e) The description of the Common Stock of the Company included in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 25, 1996, pursuant to
          Section 12(g) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Item 4.Description of Securities.

               Not applicable.

          Item 5.Interests of Named Experts and Counsel.

               Not applicable.

          Item 6.Indemnification of Directors and Officers.

               Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 (the "1933 Act"). In addition, the Company's bylaws provide for the indemnification of directors and officers against expenses and liabilities incurred in connection with defending actions brought against them for negligence or misconduct in their official capacities. The Company also has indemnity agreements with each of its directors, which provide for indemnification of such directors. The Company has purchased insurance permitted by the Delaware General Corporation Law on behalf of directors and officers, which may cover liabilities under the 1933 Act.

          Item 7.Exemption From Registration Claimed.

               Not applicable.

          Item 8.Exhibits.

               5    Opinion   of   Jones,  Walker,   Waechter,   Poitevent,
                    Carrere & Denegre, L.L.P.*

              23.1  Consent of Coopers & Lybrand L.L.P.*

              23.2  Consent of KPMG as Gerd Leira.*

              23.3  Consent of Deloitte & Touche as Roar Skuland.*

              23.4  Consent   of  Jones,   Walker,   Waechter,   Poitevent,
                    Carrere & Denegre, L.L.P. included in Exhibit 5).*

          _________________
          *    Previously filed.

          Item 9.Undertakings.

               (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 15, 1998.

                                                  TRICO  MARINE SERVICES,INC.


                                                  By: /s/ Victor M. Perez
                                                          Victor M. Perez
                                                     Vice President, Chief
                                                       Financial Officer
                                                         and Treasurer

                                   POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas E. Fairley, Ronald O. Palmer and Victor M. Perez, and each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                  Title                    Date


          /s/ Thomas  E. Fairley  Director, Chairman of the    January 15, 1998
             Thomas E. Fairley    Board, President and Chief
                                       Executive Officer
                                 (Principal Executive Officer)


          /s/ Ronald  O.  Palmer  Director and Executive Vice  January 15, 1998
             Ronald O. Palmer             President


          /s/ Victor M. Perez  Vice President, Chief Financial January 15, 1998
             Victor M. Perez        Officer and Treasurer
                                (Principal Financial Officer)

          /s/ Kenneth W. Bourgeois     Vice President and      January 9, 1998
            Kenneth W. Bourgeois           Controller
                                 (Principal Accounting Officer)


          /s/ H. K. Acord                  Director            January 15, 1998
             H.K. Acord


          /s/ Benjamin F. Bailar           Director            January 15, 1998
             Benjamin F. Bailar



          /s/ Garth H. Greimann            Director            January 15, 1998
             Garth H. Greimann


          /s/ Edward C. Hutcheson, Jr.     Director            January 15, 1998
          Edward C. Hutcheson, Jr.



          By:/s/ Victor M. Perez
               Victor M. Perez
               Attorney-in-Fact